EXHIBIT 99.1

FOR MORE INFORMATION CONTACT:

AT THE COMPANY                              FRB / WEBER SHANDWICK
Patrick O'Sullivan                          Claire Koeneman     Joe Calabrese
Vice President, Finance and Accounting      (Analyst Info)      (General Info)
(617) 247-2200                              (312) 640-6745      (212) 445-8434
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

              HERITAGE PROPERTY INVESTMENT TRUST, INC. TO ACQUIRE
        EIGHT NEIGHBORHOOD AND COMMUNITY SHOPPING CENTERS FROM TRADEMARK
                                PROPERTY COMPANY

                       HERITAGE ENTERS TEXAS MARKETPLACE

Boston, MA...September 22, 2003...Heritage Property Investment Trust, Inc. (NYSE:HTG) ("Heritage" or the "Company"), announced today that it has entered into an agreement to acquire a portfolio of eight properties for approximately $160 million from Trademark Property Company ("Trademark"). The properties to be acquired, four of which are located in the Dallas/Ft.Worth area, three are located in the Houston area and one is in Jackson, Mississippi, are 93% leased and are primarily grocer-anchored. The total gross leasable area (GLA) to be acquired is approximately 1.2 million square feet. The acquisition is expected to be completed in the 4th quarter and is subject to customary closing conditions. The Company anticipates that it will fund the estimated $160 million purchase price through the assumption of existing mortgage indebtedness, its existing line of credit and through the incurrence of additional indebtedness.

"The transaction with Trademark represents an exceptional opportunity for Heritage to acquire properties located in two of the top ten Metropolitan Statistical Areas in the United States. This acquisition continues to strengthen and geographically diversify our existing portfolio. The size of this acquisition allows us to enter the Texas marketplace with sufficient economies of scale. In addition, we believe that this acquisition will provide a platform for future expansion throughout the Southwest given our strong tenant and brokerage relationships," commented Thomas C. Prendergast, Chairman, President and Chief Executive Officer of Heritage.


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PORTFOLIO SUMMARY

The following is a summary profile of the assets in the portfolio to be acquired:

  PROPERTY                            COMPANY-OWNED    TOTAL
    NAME             LOCATION            GLA            GLA          OCCUPANCY          ANCHOR TENANTS

The Crossing        North  Richland     187,000        251,000          84%         o    Kohl's
                    Hills, Texas                                                    o    Kroger Signature *

Trinity Commons     Forth    Worth,     197,000        197,000          96%         o    Tom Thumb
                    Texas                                                           o    DSW Shoe
                                                                                         Warehouse

Buckingham Place    Richardson,         150,000        156,000          93%         o    Minyard's Sack `n
                    Texas                                                                Save
                                                                                    o    Big Lots

Las        Colinas  Irving, Texas       105,000        132,000          77%         o    Staples
Village

Randall's Bay Area  Webster, Texas      79,000         79,000           100%        o    Randall's Food &
                                                                                         Drug

Randall's Fairmont  Pasadena, Texas     105,000        111,000          92%         o    Randall's Food &
                                                                                         Drug

Royal Oaks Village  Houston, Texas      146,000        146,000          94%         o    H.E.Butt Grocery
                                                                                         Company

County Line Plaza   Jackson,            222,000        265,000          98%         o    Barnes & Noble
                    Mississippi                                                     o    Old Navy
                                                                                    o    Haverty's
                                                                                    o    Office Max
                                                                                    o    Just For Feet
                                                                                    o    Circuit City *

* Not owned

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.
Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol "HTG". Heritage acquires, owns, manages, leases and redevelops primarily grocer-anchored neighborhood and community shopping centers in the Eastern and Midwestern United States. As of June 30, 2003, the Company had a portfolio consisting principally of 155 shopping centers, located in 27 states and totaling 31.5 million square feet of total gross leasable area, of which 26.5 million square feet is company-owned gross leasable area. The Company's shopping center portfolio was 92.0% leased as of June 30, 2003.

Heritage is headquartered in Boston Massachusetts and has an additional 15 regional offices located in the Eastern and Midwestern United States.

Some of the statements contained in this press release constitute forward-looking statements, including the timing of the completion of the transaction and the Company's plans with respect to financing the purchase price. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include the satisfaction of all conditions to closing the acquisition, the availability of financing for the acquisition on terms acceptable to the Company, financial performance and operations of the Company's shopping centers, including the Company's tenants, real estate conditions, current and future bankruptcies of the Company's tenants, execution of shopping center redevelopment programs, the Company's ability to finance the Company's operations, successful completion of renovations, completion of pending acquisitions, the availability of additional acquisitions, changes in economic, business, competitive market and regulatory conditions, acts of terrorism or war and other risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company's judgment as of the date of this release, and the Company cautions readers not to place undue reliance on such statements.